UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

RED ROCK RESORTS, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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You invested in RED ROCK RESORTS, INC. and it’s time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on June 3, 2021.

Get informed before you vote

View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 20, 2021. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

*	Please check the meeting materials for any special requirements for meeting attendance.

V1

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
Company Proposal: Proposal 1 - Election of 5 director nominees
Nominees:

01) Frank J. Fertitta III	04) Robert E. Lewis	☑ For

02) Lorenzo J. Fertitta	05) James E. Nave, D.V.M.

03) Robert A. Cashell, Jr.

Company Proposal: Proposal 2 - Advisory vote to approve the compensation of our named executive officers.		☑ For

Company Proposal: Proposal 3 - Ratification of the appointment of Ernst & Young LLP as our independent auditor for 2021.		☑ For

Shareholder Proposal: Proposal 4 - A shareholder proposal requesting the Board to take steps to eliminate our dual-class voting structure.		☒ Against

NOTE: Such other business as may properly come before the meeting or any adjournment thereof will be voted on by the proxy holders in their discretion. If this proxy is signed and returned, it will be voted in accordance with your instructions.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”.

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